Exhibit 77(q)(1)

Exhibits

(a)(1)  Articles Supplementary dated January 23, 2009 regarding the creation of Class S2 shares and an increase in authorized shares - Filed as an exhibit to Post-Effective Amendment No. 72 to the Registrant’s Registration Statement filed on Form N-1A on February 20, 2009 and incorporated herein by reference.

(a)(2)  Articles of Amendment dated May 1, 2009 removing the “VP” designation from the name of the fund and the name of the corporation - Filed as an exhibit to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement filed on Form N-1A on April 30, 2009 and incorporated herein by reference.